UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

September 1, 2011

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 1, 2011, SMTC Corporation (the “Company”) agreed to acquire the outstanding shares of ZF Array Technology, Incorporated (“ZF”), a privately held electronics manufacturing services provider, with operations in San Jose, California and China. ZF specializes in manufacturing complex electronics equipment and providing systems integration services for some of the world’s leading telecommunication, wireless and life science equipment manufacturers.

The purchase price is expected to be approximately $9.1 million, of which approximately $2.4 million is composed of a 2-year performance based earn out. The deal will be financed from the Company’s credit facility and from cash on hand.

A copy of the press release issued on September 1, 2011 announcing the agreement by the Company to acquire ZF’s outstanding shares is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit Number	Title

99.1	Press Release of SMTC Corporation dated September 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMTC CORPORATION

Date: September 6, 2011	By:	/s/ Jane Todd
		Name:	Jane Todd
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Title

99.1	Press Release of SMTC Corporation dated September 1, 2011